EXHIBIT 10.23

FORM OF AMENDED STOCK OPTION GRANT

OF DAVID A. BRANDON

Optionee: David A. Brandon
Grant Date:
Number of Shares of
Common Stock:
Price Per Share: $

This option and any securities issued upon exercise of this option are subject to restrictions on voting and transfer and requirements of sale and other provisions as set forth in a Stockholders Agreement (the “Stockholders Agreement”) among the Company, the Optionee and certain other parties, dated as of December 21, 1998 (the “Commencement Date”) and this option and any securities issued upon exercise of this option constitute Management Shares as defined therein. The Company will furnish a copy of such Stockholders Agreement to the holder of this option without charge upon written request.

TISM, INC.

STOCK OPTION

This option agreement (the “Agreement”) is made as of the Grant Date by and between TISM, Inc., a Michigan corporation (the “Company”), and the Optionee, pursuant to the Company’s Stock Option Plan (the “Plan”). The initially capitalized terms Optionee, Grant Date, Number of Shares and Price Per Share shall have the meanings set forth above; initially capitalized terms not otherwise defined herein shall have the meaning provided in the Plan. The Company and the Optionee hereby agree as follows:

1.	GRANT OF OPTION.

A.     This Agreement evidences the grant by the Company on the Grant Date to the Optionee of an option to purchase, in whole or in part, on the terms provided herein and in the Plan, the Number of Shares of Class A-3 Common Stock, par value $.001 per share, of the Company set forth above (the “Shares”) at the Price Per Share. The price at which the Option may be exercised is the Price Per Share. The number of Shares for which the Option may be exercised is the Number of Shares set forth above.

B.     This Option shall become exercisable as to 20% of the total Number of Shares on December 31 of each of 1999, 2000, 2001, 2002 and 2003 ; provided, however, that in the event of the termination of the employment of the Optionee with the Company and its subsidiaries prior to December 31, 2003 other than (x) by the Optionee other than pursuant to Section 5.5 of the Optionee’s Employment Agreement or (y) by the Company and its subsidiaries for Cause, the applicable percentage set forth below of the portion of the total Number of Shares not otherwise exercisable as of the date of termination shall become exercisable as of the date of termination:

Date of Termination	Percentage

Calendar 1999	0%
Calendar 2000	50%
Calendar 2001	50%
Calendar 2002	75%
Calendar 2003	75%

The latest date on which this Option may be exercised (the “Final Exercise Date”) is the earliest of (i) ten years following the Grant Date, or (ii) the termination hereof in accordance with this Agreement or the Plan.

C.     As used herein, the following terms shall have the meanings set forth below:

“Affiliate” shall mean, with respect to any specified Person, (a) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise).

“Board” shall mean the board of directors of the Company.

“Cause” shall mean, with respect to the Optionee, the following events or conditions: (i) the Optionee’s willful failure to perform (other than by reason of disability), or gross negligence in the performance of, his duties to the Company or any of its Affiliates and the continuance of such failure or negligence for a period of ten (10) days after notice to the Optionee; (ii) the commission of fraud, embezzlement or theft by the Optionee with respect to the Company or any of its Affiliates; or (iii) the conviction of the Optionee of, or plea by the Optionee of nolo contendere to, any felony or any other crime involving dishonesty or moral turpitude.

“Change of Control” shall have the meaning of that term as defined in the Stockholders Agreement.

“Credit Agreement Rate” shall have the meaning of that term as defined in the Stockholders Agreement.

“Fair Market Value” shall mean, as of any date, as to any Share of Common Stock, the Board’s good faith determination of the fair value of such Share as of the applicable reference date.

“Option” shall mean the option to purchase the Shares of Class A Common Stock granted to the Optionee pursuant to this Agreement.

“Person” shall mean any individual, partnership, corporation, company, association, trust, joint venture, unincorporated organization, entity, or any government, governmental department or agency or political subdivision thereof.

“Stockholders Agreement” shall mean the Stockholders Agreement dated as of December 21, 1998 among the Company, certain of its subsidiaries and certain of its shareholders.

2.         EXERCISE OF OPTION. Any election to exercise this Option shall be in writing, signed by the Optionee or by such Person’s executor or administrator (the “Legal Representative”), and received by the Company at its principal office, accompanied by payment in full and by such additional reasonable documentation evidencing the right to exercise (or, in the case of a Legal Representative, of the authority of such person) as the Company may require. The purchase price shall be paid by bank check or wire transfer of immediately available federal funds, or such other form of consideration as is designated by the Board.

3.         OTHER AGREEMENTS. In addition to the terms and provisions of this Agreement and the Plan, this Option and any Shares received upon the exercise of this Option shall be subject to certain rights, restrictions and obligations set forth in the Stockholders Agreement and shall constitute “Management Shares” thereunder and the Optionee shall be party thereto and bound thereby as a “Manager” thereunder with respect to this Option and such Shares as fully as if he were an original signatory thereto; provided, however, that the provisions of Section 5 hereof shall control and apply in lieu of Section 9 of the Stockholders Agreement.

4.         WITHHOLDING. No Shares will be transferred pursuant to the exercise of this Option unless and until the person exercising this Option shall have remitted to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements, or shall have made other arrangements reasonably satisfactory to the Company with respect to such taxes.

5.         [RESERVED].

6.         PREEMPTIVE RIGHT. The Option shall be subject to the rights, restrictions and obligations set forth in Section 10 of the Stockholders Agreement and shall constitute “Management Shares” thereunder for purposes of Section 10 of the Stockholders Agreement notwithstanding clause (i) in the definition of “Management Shares”in Section 16 of the Stockholders Agreement.

7.         REPRESENTATIONS AND WARRANTIES. The Optionee represents and warrants to the Company as follows:

The Optionee has been advised that the Shares to be received upon the exercise of this Option have not been registered under the Securities Act or any state securities laws and, therefore, cannot be resold unless they are registered under the Securities Act and applicable state securities laws or unless an exemption from such registration requirements is available. The Optionee is aware that the Company is under no obligation to effect any such registration with respect to the Shares or to file for or comply with any exemption from registration. Any election by the Optionee to exercise this Option to purchase the Shares will be made by the Optionee hereunder for its own account and not with a view to, or for resale in connection with, the distribution of the Shares in violation of the Securities Act. The Optionee has such knowledge and experience in financial and business matters that the Optionee is capable of evaluating the merits and risks of an investment in the Shares, is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time. The Optionee is an accredited investor as that term is defined in Regulation D under the Securities Act.

8.         EFFECT ON EMPLOYMENT. Neither the grant of this Option, nor the issuance of Shares upon exercise of this Option, shall give the Optionee any right to be retained in the employ of the Company, affect the right of the Company to discharge or discipline such Optionee at any time, or affect any right of such Optionee to terminate his or her employment at any time.

9.         CHANGE OF CONTROL. Subject to any provisions of the Stockholders Agreement, upon a Change of Control, the Company may cancel the Option to the extent not previously exercised; provided, however, that the Board shall cause the Optionee to receive in lieu thereof cash, options, securities or other property of equal or greater value as determined by the Board in good faith which, to the extent of any unvested portion of the Option, may be subject to conditions as to vesting which are no more burdensome than those set forth herein; and provided, further, that nothing herein is intended to preclude the inclusion of the Options in any Tag-Along or Drag-Along Sale which constitutes a Change of Control as set forth in the Stockholders Agreement. The Company shall furnish to the Optionee five (5) days’ prior written notice of such Change of Control.

10.         NOTICES. Any notices or other communications required or permitted hereunder shall be effective if in writing and delivered in the manner required by the Optionee’s employment agreement, in each case addressed as provided by the employment agreement.

11.         PROVISIONS OF THE PLAN, ETC. This Option is subject in its entirety to the provisions of the Plan, a copy of which is furnished to the Optionee with this Option, provided that in the event of any conflict between the terms of this Option and the Plan, the terms of the Option shall control. The Option evidenced by this Agreement is not intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code (the “Code”).

12.         REMEDIES.

A.         Generally. The Company and the Optionee shall have all remedies available at law, in equity or otherwise in the event of any breach or violation of this Agreement or any default hereunder by the Company or the Optionee. The parties acknowledge and agree that in the event of any breach of this Agreement, in addition to any other remedies which may be available, each of the parties hereto shall be entitled to specific performance of the obligations of the other parties hereto and, in addition, to such other equitable remedies (including without limitation preliminary or temporary relief) as may be appropriate in the circumstances.

B.         Deposit. Without limiting the generality of Section 12(A), if any holder of shares of Common Stock fails to deliver to the Company the certificate or certificates evidencing shares of Common Stock to be sold to the Company pursuant to Section 5 hereof, the Company may, at its option, in addition to all other remedies it may have, deposit the purchase price (including any promissory note constituting all or any portion thereof) for such shares of Common Stock with any national bank or trust company having combined capital, surplus and undivided profits in excess of One Hundred Million Dollars ($100,000,000) (the “Escrow Agent”) and the Company shall cancel on its books the certificate or certificates representing such shares of Common Stock and thereupon all of such holder’s rights in and to such shares of Common Stock shall terminate. Thereafter, upon delivery to the Company by such holder of the certificate or certificates evidencing such shares of Common Stock (duly endorsed, or with stock powers duly endorsed, for transfer, with signature guaranteed, free and clear of any liens or encumbrances, and with any stock transfer tax stamps affixed), the Company shall instruct the Escrow Agent to deliver the purchase price (without any interest from the date of the closing to the date of such delivery, any such interest to accrue to the Company) to such holder.

13.         MISCELLANEOUS.

A.         Governing Law. This Agreement shall be governed and construed in accordance with the laws of Michigan.

B.         Entire Agreement/Amendments. This Agreement contains the entire understanding of the parties with respect its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

C.         No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of such party’s rights or deprive such party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

D.         Severability. In the event that any one or more of the provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

E.         Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (x) hereby irrevocably submits to the jurisdiction of the state courts of the State of Michigan sitting in the County of Washtenaw or the United States District Court for the Eastern District of Michigan for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof and (y) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its subsidiaries to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Michigan law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to the Stockholders Agreement is reasonably calculated to give actual notice.

F.         Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 13(F) CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 13(F) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

G.         Legends. In addition to the legends required by Section 14 of the Stockholders Agreement, all certificates representing Shares issued hereunder shall bear a legend in substantially the following form:

“The securities represented by this certificate are subject to certain put and call rights and other provisions of the Brandon Basic Class A Option Agreement to which the issuer and the initial holder are party, a copy of which may be inspected at the principal offices of the issuer or obtained from the issuer without charge.”

Any person who requires Shares issued hereunder which are not subject to the terms of this Agreement shall have the right to have such legend removed from certificates representing such Shares.

H.         Authority; Effect; etc. Each party hereto represents and warrants to and agrees with each other party that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized on behalf of such party and do not violate any agreement or other instrument applicable to such party or by which its assets are bound. This Agreement does not, and shall not be construed to, give rise to the creation of a partnership among any of the parties hereto, or to constitute any of such parties members of a joint venture or other association.

I.         Assignment. This Agreement shall not be assignable by the Optionee and shall be assignable by the Company only with the consent of the Optionee, provided, however, that the Company shall require any successor to substantially all of the stock, assets or business of the Company to assume this Agreement.

J.         Successors; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon the Optionee and the Company and their respective personal or legal representatives, executors, administrators, successors, including successors to all or substantially all of the stock, business and/or assets of the Company, heirs, distributees, devisees and legatees of the parties.

K.         Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

TISM, INC.

By:
Name:
Title:

DAVID A. BRANDON

Name: David A. Brandon